Exhibit 23


                          INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-53289) of ITEX Corporation of our report dated October 24, 2003, with respect to the financial statements of ITEX Corporation included in the Annual Report on Form 10-KSB for the year ended July 31, 2003.


Ehrhardt Keefe Steiner & Hottman PC

October 24, 2003
Denver, Colorado